EXHIBIT (J)
                                                                     -----------

                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated November 18, 2003, relating to the financial statements and financial highlights of The Gabelli Westwood Funds which appear in the September 30, 2003 Annual Report to Shareholders of The Gabelli Westwood Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.

/S/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, New York

January 30, 2004